Exhibit 10.1

ELDORADO CASINO SHREVEPORT JOINT VENTURE

and

SHREVEPORT CAPITAL CORPORATION

as Issuers,

and the Guarantors listed on the signature pages hereof

FOURTH SUPPLEMENTAL INDENTURE

with respect to:

10% First Mortgage Notes due 2012

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FOURTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2009 (the “Supplemental Indenture”) among ELDORADO CASINO SHREVEPORT JOINT VENTURE, a Louisiana general partnership (the “Partnership”), SHREVEPORT CAPITAL CORPORATION, a Louisiana corporation (“Capital” and, together with the Partnership, the “Issuers”), ELDORADO SHREVEPORT #1, LLC, a Nevada limited liability company (“ES I”), ELDORADO SHREVEPORT #2, LLC, a Nevada limited liability company (“ES II” and together with ES I, the “Guarantors”); and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) for the Issuers’ 10% First Mortgage Notes due 2012 (the “Notes”).

The Issuers and the Guarantors have heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of July 20, 2005 (as amended by that certain Supplemental Indenture dated as of July 22, 2005, among ES I, the Partnership, Capital and the Trustee, that certain Supplemental Indenture dated as of July 22, 2005 by and among ES II, the Issuers and the Trustee, and that certain supplemental indenture dated as of November 15, 2007 by and among the Issuers, the Guarantors and the Trustee, and as it may be further amended or modified from time to time, the “Indenture”), under which the Notes in the aggregate principal amount of $155,615,833 are outstanding. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Indenture.

In accordance with Section 9.02 of the Indenture, the Issuers have obtained the written consent of the Holders of a majority in outstanding principal amount of the Notes to amend Section 4.07 of the Indenture as set forth herein. The Issuers and Guarantors are authorized to enter into this Supplemental Indenture and simultaneously herewith the Trustee has received (i) an Opinion of Counsel and an Officers’ Certificate stating that all conditions precedent under the Indenture have been satisfied and that execution of this Supplemental Indenture is permitted by the Indenture in accordance with Sections 9.06 and 14.04 of the Indenture, and (ii) copies of resolutions of the Issuers’ respective board of directors, in accordance with Section 9.02 of the Indenture.

NOW, THEREFORE, for good and valuable consideration, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

Section 1.1 Section 4.07 of the Indenture is amended as follows:

(a) The parenthetical appearing in clause (iii) of the first paragraph of Section 4.07 is hereby amended and restated in its entirety as follows: “(excluding Restricted Payments permitted by clauses (ii), (iii), (a) of (iv), (vi), (vii), (viii), (ix) and (x) of the next succeeding paragraph)”.

(b) The penultimate paragraph of Section 4.07 of the Indenture is hereby amended by deleting the period at the end of clause (viii) thereof and inserting a semicolon in its place and by adding new clauses (ix) and (x) to read as follows:

“(ix) Restricted Payments in an amount not to exceed $10 million in the aggregate so long as (i) after giving effect to such Restricted Payments, the Issuers and their Restricted Subsidiaries have at least $10 million of Cash Equivalents and (ii) the Fixed Charge Coverage Ratio for the Partnership’s four most recently ended fiscal quarters for which internal financial statements are available immediately preceding the date that such Restricted Payments are made is at least 1.5:1.0; or

“(x) purchase, defease or otherwise acquire or retire for value the Notes, in whole or in part, so long as (i) after giving effect to such Restricted Payments, the Issuers and their Restricted Subsidiaries have at least $10 million of Cash Equivalents and (ii) the Fixed Charge Coverage Ratio for the Partnership’s four most recently ended fiscal quarters for which internal financial statements are available immediately preceding the date that such purchase, defeasance acquisition or retirement is made is at least 1.5:1.0.”

ARTICLE TWO

Section 2.1 Effective Date of This Supplemental Indenture.

This Supplemental Indenture shall be effective as of the date first written above at and after such time as the Consent Payment (as defined below) has been paid to each registered Holder of the Notes who validly delivered its consent to the terms of this Supplemental Indenture in accordance with the Issuers’ Consent and Solicitation Statement dated as of June 3, 2009 (the “Solicitation Statement”). “Consent Payment” means a cash payment of $2.50 for each $1,000 principal amount of Notes with respect to which a consent has been delivered in accordance with the Solicitation Statement.

Section 2.2 Indenture Ratified.

Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 2.3 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.4 Trustee Not Responsible.

The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors and the Trustee assumes no responsibility for their correctness, or for the validity and sufficiency of this Supplemental Indenture.

Section 2.5 Definitions and Terms.

Unless otherwise defined herein, all initially capitalized terms used herein shall have the meanings assigned to such terms in the Indenture.

Section 2.6 Headings

The headings of this Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

Section 2.7 Severability

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.8 Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

ELDORADO CASINO SHREVEPORT JOINT VENTURE

By:	Eldorado Shreveport #1, LLC, its managing general partner

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Manager/Chief Executive Officer

SHREVEPORT CAPITAL CORPORATION

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	President

ELDORADO SHREVEPORT #1, LLC

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Manager/Chief Executive Officer

ELDORADO SHREVEPORT #2, LLC

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Manager/Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
Name:	Michael M. Hopkins
Title:	Vice President